Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT
TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, in connection with the Quarterly Report on Form 10-Q of Bioventus Inc. (the Company) for the quarter ended September 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the Report), each of Anthony P. Bihl III, Interim Chief Executive Officer and Director of the Company and Mark L. Singleton, Senior Vice President and Chief Financial Officer of the Company, hereby certifies, that, to such officer's knowledge:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/	Anthony P. Bihl III
Name:	Anthony P. Bihl III
Title:	Interim Chief Executive Officer and Director (Principal Executive Officer)

/s/	Mark L. Singleton
Name:	Mark L. Singleton
Title:	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Date: November 7, 2023